Exhibit 10.1

Amendment No. RI0355A

AMENDMENT

TO THE

MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of May 31, 2007, between FARM CREDIT SERVICES OF AMERICA, FLCA ("Farm Credit") and GREEN PLAINS RENEWABLE ENERGY, INC., Shenandoah, Iowa (the “Company”).

BACKGROUND

CoBank and the Company are parties to a Master Loan Agreement dated January 30, 2006, (such agreement, as previously amended, is hereinafter referred to as the “MLA”).  CoBank and the Company now desire to amend the MLA.  For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1.

Section 8(A)(ii) of the MLA is hereby amended and restated to read as follows:

SECTION 8.

Representations and Warranties.

(A)

This Agreement.  The Company represents and warrants to Farm Credit and Agent that as of the date of this Agreement:

(ii)

Subsidiaries.  The Company has the following "Subsidiary(ies)" (as defined below):  Superior Ethanol, LLC.  For purposes hereof, a “Subsidiary” shall mean a corporation of which shares of stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation are owned, directly or indirectly, by the Company.

2.

Sections 9(H)(i) and (ii) of the MLA are hereby amended and restated to read as follows:

SECTION 9.

Affirmative Covenants.  Unless otherwise agreed to in writing by Agent while this agreement is in effect, the Company agrees to, and with respect to Subsections 9(B) through 9(G) hereof, agrees to cause each Subsidiary to:

(H)

Reports and Notices.  Furnish to Agent:

(i)

Annual Financial Statements.  As soon as available, but in no event more than 120 days after the end of each fiscal year of the Company occurring during the term hereof, annual consolidated and consolidating financial statements of the Company and its consolidated Subsidiaries, if any, prepared in accordance with GAAP consistently applied (including unconsolidated financial statements of the Company only).  Such financial statements shall:  (a) be audited by independent certified public accountants selected by the Company and acceptable to Agent; (b) be accompanied by a report of such accountants containing an opinion thereon acceptable to Agent; (c) be prepared in reasonable detail and in comparative form; and (d) include a balance sheet, a statement of income, a statement of retained earnings, a statement of cash flows, and all notes and schedules relating thereto.

Amendment RI0355A to Master Loan Agreement RI0355

Green Plains Renewable Energy, Inc.

Shenandoah, Iowa

(ii)

Interim Financial Statements.  Effective with the commencement of operations, as soon as available, but in no event more than 30 days after the end of each month, a consolidated balance sheet of the Company and its consolidated Subsidiaries (if any), an unconsolidated balance sheet of the Company only, a consolidated statement of income for the Company and its consolidated Subsidiaries (if any), and an unconsolidated statement of income for the Company only, all as of the end of such month for such period and for the period year to date, as well as such other interim statements as Agent may reasonably request, all prepared in reasonable detail and in comparative form in accordance with GAAP consistently applied and, if required by written notice from Agent, certified by an authorized officer or employee of the Company acceptable to Agent.

3.

Section 9 of the MLA is hereby amended to add Subsection (L) as follows:

SECTION 9.

Affirmative Covenants.  Unless otherwise agreed to in writing by Agent while this agreement is in effect, the Company agrees to, and with respect to Subsections 9(B) through 9(G) hereof, agrees to cause each Subsidiary to:

(L)

Project Budget and Schedule, Contracts and Plans.  Provide to Agent on the execution hereof project budget, schedule, contracts and plans as follows:  (i) a budget setting forth the total estimated direct costs for construction (including real property acquisition, site preparation, railroad siding, sales taxes related to construction, contingencies and capital interest, but excluding working capital) not to exceed an aggregate total of $73,250,000.00 for the Improvements, and indirect costs, (including costs to organize and obtain financing, and for preproduction expenses, but excluding working capital) not to exceed an aggregate total of $2,850,000.00, including line item cost breakdowns for all direct costs by trade, job, and subcontractor, and a schedule of all sources of funds to pay such costs (the “Project Budget”); (ii) a schedule setting forth, by trade, job, and subcontractor, the estimated dates of commencement and completion of construction of the Improvements (the “Project Schedule”); (iii) a schedule of the amounts and times of advances anticipated to be requisitioned by the Company from time to time during the term of construction of the Improvements (the “Disbursement Schedule”); (iv) a list of all subcontractors and materialmen who have been, or, to the extent then determined by the Company, will be supplying labor, materials or goods for the Improvements; (v) two sets of the Plans with a certification from the Company and from the Company’s architect or engineer, or with other evidence satisfactory to Agent as to the following matters:  (a) that the Improvements can be completed by, October 1, 2007, (the “Completion Date”); (b) that the Project Budget, Project Schedule, Disbursement Schedule and the Plans satisfactorily provide for the construction of the Improvements; and (c) that the Improvements upon completion will comply with all Laws (as defined in Section 9(B) hereof), including, without limitation, all Laws relating to the environment, and all approvals, consents, permits and licenses required under such Laws (the “Project Approvals”) which have been obtained or are to be obtained by the Company relating in any way to the acquisition, construction or the contemplated operation of the Improvements (including, without limitation, those relating to zoning, building, use and occupancy, fire prevention and health); and (vi) a list of the Project Approvals indicating those Project Approvals obtained and to be obtained (and a schedule for obtaining such Project Approvals).

Amendment RI0355A to Master Loan Agreement RI0355

Green Plains Renewable Energy, Inc.

Shenandoah, Iowa

4.

Section 10 of the MLA is hereby amended and restated to read as follows:

SECTION 10.

Negative Covenants.  Unless otherwise agreed to in writing by Agent, while this agreement is in effect the Company will not (all of the following to be applied on an unconsolidated basis):

(A)

Borrowings.  Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money (including trade or bankers’ acceptances), letters of credit, or the deferred purchase price of property or services, except for:  (i) debt to Farm Credit; (ii) accounts payable to trade creditors incurred in the ordinary course of business; (iii) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; (iv) debt of the Company to miscellaneous creditors, in an aggregate amount not to exceed $1,000,000.00 on terms and conditions satisfactory to Agent, provided that such debt is subordinate to all indebtedness of the Company to Farm Credit; and (v) debt of the Company to Superior Ethanol, LLC in an amount not to exceed $500,000.00, and all extensions, renewals and refinancings thereof.

(B)

Liens.  Create, incur, assume, or allow to exist any mortgage, deed of trust, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal (collectively, “Liens”).  The foregoing restrictions shall not apply to:  (i) Liens in favor of Farm Credit; (ii) Liens for taxes, assessments, or governmental charges that are not past due; (iii) Liens and deposits under workers' compensation, unemployment insurance, and social security Laws; (iv) Liens and deposits to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of business, as conducted on the date hereof; (v) Liens imposed by Law in favor of mechanics, materialmen, warehousemen, and like persons that secure obligations that are not past due; (vi) easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and (vii) subordinate Liens in favor of miscellaneous creditors to secure indebtedness permitted hereunder.

(C)

Mergers, Acquisitions, Etc.  Merge or consolidate with any other entity or acquire all or a material part of the assets of any person or entity, or form or create any new Subsidiary or affiliate, or commence operations under any other name, organization, or entity, including any joint venture.

(D)

Transfer of Assets.  Sell, transfer, lease, or otherwise dispose of any of its assets, except in the ordinary course of business.

(E)

Loans and Investments.  Make any loan or advance to any person or entity, or purchase any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in any person or entity, or form or create any partnerships or joint ventures except: (i) trade credit extended in the ordinary course of business; and (ii) loans or advances by the Company to Superior Ethanol, LLC, in an aggregate principal amount not to exceed $500,000.00 at any one time outstanding.

Amendment RI0355A to Master Loan Agreement RI0355

Green Plains Renewable Energy, Inc.

Shenandoah, Iowa

(F)

Contingent Liabilities.  Assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Company's business.

(G)

Change in Business.  Engage in any business activities or operations substantially different from or unrelated to the Company's planned business activities or operations as stated in its Operating Agreement.

(H)

Capital Expenditures.  Beginning with fiscal year ending 2008, expend, in the aggregate, during any fiscal year more than $500,000.00 for the acquisition of fixed or capital assets (including all obligations under capitalized leases authorized under the terms of this agreement, but excluding obligations under operating leases).

(I)

Leases.  Create, incur, assume, or permit to exist any obligation as lessee under operating leases or leases which should be capitalized in accordance with GAAP for the rental or hire of any real or personal property, except: (i) leases which do not in the aggregate require the Company to make scheduled payments to the lessors in any fiscal year of the Company in excess of $100,000.00; and (ii) leases of up to and including 100 railroad cars under terms and conditions acceptable to Agent.

(J)

Changes to Agreements, Contracts, Etc.  Amend or otherwise make any material changes to the Company’s Articles of Incorporation, Bylaws, ethanol and distillers grain marketing contracts, risk management policies, hedging or grain procurement contracts.

(K)

Dividends, Etc.  Declare or pay any dividends, or make any distribution of assets to the member/owners, or purchase, redeem, retire or otherwise acquire for value any of its equity, or allocate or otherwise set apart any sum for any of the foregoing, except that for each fiscal year of the Company, a distribution may be made to the Company’s members/owners of up to 40% of the net profit (according to GAAP) for such fiscal year after receipt of the audited financial statements for the pertinent fiscal year, provided that the Company has been and will remain in compliance with all loan covenants, terms and conditions.  Furthermore, with respect to fiscal year ending 2008 and each subsequent fiscal year, a distribution may be made to its members/owners in excess of 40% of the net profit for such fiscal year if the Company has made the required “Free Cash Flow” payment to Agent for such fiscal year as provided in Construction and Term Loan Supplement dated January 30, 2006, and numbered RI0355T01 and any renewals, restatements and amendments thereof, and will remain in compliance with all other loan covenant, terms and conditions.

Amendment RI0355A to Master Loan Agreement RI0355

Green Plains Renewable Energy, Inc.

Shenandoah, Iowa

5.

Section 11 of the MLA is hereby amended and restated to read as follows:

SECTION 11.

Financial Covenants.  Unless otherwise agreed to in writing, while this agreement is in effect (all of the following to be applied on an unconsolidated basis):

or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Company's business.

(G)

Change in Business.  Engage in any business activities or operations substantially different from or unrelated to the Company's planned business activities or operations as stated in its Operating Agreement.

(H)

Capital Expenditures.  Beginning with fiscal year ending 2008, expend, in the aggregate, during any fiscal year more than $500,000.00 for the acquisition of fixed or capital assets (including all obligations under capitalized leases authorized under the terms of this agreement, but excluding obligations under operating leases).

(I)

Leases.  Create, incur, assume, or permit to exist any obligation as lessee under operating leases or leases which should be capitalized in accordance with GAAP for the rental or hire of any real or personal property, except: (i) leases which do not in the aggregate require the Company to make scheduled payments to the lessors in any fiscal year of the Company in excess of $100,000.00; and (ii) leases of up to and including 100 railroad cars under terms and conditions acceptable to Agent.

(J)

Changes to Agreements, Contracts, Etc.  Amend or otherwise make any material changes to the Company’s Articles of Incorporation, Bylaws, ethanol and distillers grain marketing contracts, risk management policies, hedging or grain procurement contracts.

(K)

Dividends, Etc.  Declare or pay any dividends, or make any distribution of assets to the member/owners, or purchase, redeem, retire or otherwise acquire for value any of its equity, or allocate or otherwise set apart any sum for any of the foregoing, except that for each fiscal year of the Company, a distribution may be made to the Company’s members/owners of up to 40% of the net profit (according to GAAP) for such fiscal year after receipt of the audited financial statements for the pertinent fiscal year, provided that the Company has been and will remain in compliance with all loan covenants, terms and conditions.  Furthermore, with respect to fiscal year ending 2008 and each subsequent fiscal year, a distribution may be made to its members/owners in excess of 40% of the net profit for such fiscal year if the Company has made the required “Free Cash Flow” payment to Agent for such fiscal year as provided in Construction and Term Loan Supplement dated January 30, 2006, and numbered RI0355T01 and any renewals, restatements and amendments thereof, and will remain in compliance with all other loan covenant, terms and conditions.

Amendment RI0355A to Master Loan Agreement RI0355

Green Plains Renewable Energy, Inc.

Shenandoah, Iowa

5.

Section 11 of the MLA is hereby amended and restated to read as follows:

SECTION 11.

Financial Covenants.  Unless otherwise agreed to in writing, while this agreement is in effect (all of the following to be applied on an unconsolidated basis):

(A)

Working Capital.  The Company will have at the end of each period for which financial statements are required to be furnished pursuant to Section 9(H) hereof, an excess of current assets over current liabilities (both as determined in accordance with GAAP consistently applied) of not less than:  (i) $5,000,000.00 at the earlier of commencement of operations or by October 31, 2007; and (ii) in any event, increasing to $6,000,000.00 effective May 31, 2008, and thereafter, except that in determining current assets, any amount available under the Construction and Revolving Term Loan Supplement hereto (less the amount that would be considered a current liability under GAAP if fully advanced) may be included.

(B)

Net Worth.  The Company will have at the end of each period for which financial statements are required to be furnished under Section 9(H) hereof an excess of total assets over total liabilities (both as determined in accordance with GAAP consistently applied) of not less than:  (i) $34,000,000.00; (ii) increasing to $35,500,000.00 effective May 31, 2008; and (iii) increasing to $37,500,000.00 at fiscal year ending 2008 and thereafter.

(C)

Debt Service Coverage Ratio.  The Company will have at the end of each fiscal year of the Company, effective with the fiscal year ending 2008, a "Debt Service Coverage Ratio" (as defined below) for that year of not less than 1.5 to 1.0.  For purposes hereof, the term "Debt Service Coverage Ratio" shall mean the following (all as calculated for the most current year-end in accordance with GAAP consistently applied): (i) net income (after taxes), plus depreciation and amortization; divided by (ii) all current portion of regularly scheduled long term debt for the prior period (previous year-end).

6.

Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, FLCA		GREEN PLAINS RENEWABLE ENERGY, INC.

By:	/s/ Shane Frahm	By:	/s/ Jerry L. Peters

Title:	Vice President	Title:	Chief Financial Officer